EXHIBIT 99




John D. Milton, Jr.               904/355-1781, Ext. 258
Executive Vice President, Treasurer & CFO



FLORIDA ROCK INDUSTRIES, INC. ANNOUNCES RECORD FIRST QUARTER
RESULTS

Jacksonville, Florida: January 24, 2006 - Florida Rock Industries, Inc. (NYSE-FRK) today announced record first quarter net income of $42,015,000 or $.63 per diluted share for the first quarter of fiscal year 2006 versus $30,087,000 or $.45 per diluted share for the same quarter of fiscal year 2005. This year's first quarter included after-tax gains of $2,562,000 ($.04 per diluted share) from the sale of real estate and the exchange of land parcels in the settlement of a lawsuit.

First Quarter Results

Consolidated total sales for the quarter increased 22.0% to $306,252,000 from $250,928,000 in the same quarter last year. Average selling prices and product volumes increased in all three segments. Gross profit increased approximately 28.4% to $89,325,000 compared to $69,539,000 in the same quarter last year. Gross profit and margin improved in all three segments despite increases in fuel costs of $3,662,000.

First   quarter   operating  profit   increased   31.5%   to
$61,749,000 ($1,196,000 of which were real estate gains) versus $46,947,000 in the first quarter of fiscal 2005.

Selling, general and administrative expenses for the first quarter of fiscal year 2006 increased to $28,772,000 (9.4% of sales) from $22,638,000 (9.0% of sales) last year primarily due to management incentive compensation and profit sharing which are both linked to earnings growth exclusive of real estate gains. In addition, stock option expenses related to the adoption of FAS123R increased costs $1,378,000.

Acquisitions

In the first quarter of fiscal year 2006, the Company closed on the acquisition of Grand Rivers Quarry, a newly developed limestone quarry located on the Tennessee River in Western
Kentucky. On or about January 31, 2006, the Company anticipates closing on the acquisition of Newington Concrete Corporation. Newington operates four ready-mix concrete facilities in the Northern Virginia area.

Commenting on the first quarter of fiscal year 2006 results, President and CEO John Baker stated that:

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"Despite  interruptions from Hurricane Wilma  early  in  the quarter,  we are pleased to report earnings growth of  39.6%
year  over  year  for  the  first  quarter  of  2006.   This
impressive performance is a product of the attention given to constant improvement from our dedicated work force to whom we again express our sincere appreciation."

Outlook:   For the coming quarter, demand remains strong  in
the  majority  of  our markets. Price increases  implemented
January 1 have had good traction and most markets appear to be anticipating additional price increases on July 1.

The Company will host a conference call at 10:00 a.m. E.S.T.
on Wednesday, January 25, 2006. Analysts, stockholders and other interested parties may access the teleconference live by  calling 1-888-682-4386 (security code FLORIDA ROCK),  or via the Internet through the Conference America, Inc. website at http://www.yourcall.com/real/players/frk012506.smil
or  via the  Company's  website at www.flarock.com.   If  using
the Company's website, click on Investor Relations - Florida Rock Industries, Inc. Conference Stream. There will be a 30-
40 minute delay until the archive is available following the conclusion of the conference call.

Florida Rock Industries, Inc. is one of the nation's leading producers of construction aggregates, a major provider of ready-mix concrete and concrete products in the Southeastern and Mid-Atlantic States and a significant supplier of cement in Florida and Georgia.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general business conditions, competitive factors, political, economic, regulatory and weather conditions, pricing, government spending levels on transportation projects, interest rate changes, energy and transportation costs and technological contingencies. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission

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                FLORIDA ROCK INDUSTRIES, INC.
         Summary of Consolidated Sales and Earnings
       (Amounts in thousands except per share amounts)
                         (Unaudited)

              FOR THE QUARTER ENDED DECEMBER 31

                                      2005          2004
                                      ----          ----
Net Sales                        $ 297,834        245,340
Freight Revenues                     8,418          5,588
                                   -------        -------
     Total Sales                   306,252        250,928
Gross Profit                        89,325         69,539
Operating Profit                    61,749         46,947
Interest Income/Expense (net)          477           (357)
Other Income/Expense (net)           3,939            940
Income before taxes                 66,165         47,530
Net Income                       $  42,015         30,087
Earnings per common share:
Basic                            $     .64            .46
Diluted                          $     .63            .45
Weighted average shares
   outstanding:
Basic                               65,557         65,042
Diluted                             66,828         66,469


                FLORIDA ROCK INDUSTRIES, INC.
                     Balance Sheet Data
                   (Amounts in thousands)
                         (Unaudited)
                              December 31, 2005  September 30, 2005

Cash and cash equivalents            $   73,489              68,921
Accounts receivable, net                136,060             146,501
Inventories                              46,170              43,682
Other current assets                      9,710               7,721
Property, plant and equipment, net      602,703             578,500
Other non-current assets                214,809             207,666
                                        -------             -------

  Total Assets                      $ 1,082,941           1,052,991
                                      =========           =========

Current liabilities                   $ 146,392             145,280
Long-term debt (excluding
   current maturities)                   16,593              18,437
Deferred income taxes                    83,419              87,789
Other non-current liabilites             53,587              53,552
Shareholders' equity                    782,950             747,933
                                        -------             -------
  Total Liabilities and
    Shareholders' Equity            $ 1,082,941           1,052,991
                                      =========           =========

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                FLORIDA ROCK INDUSTRIES, INC.
                      Business Segments
                   (Amounts in thousands)
                         (Unaudited)

The Company has identified its business segments as Aggregates, Concrete Products, Cement and Calcium Products. All of the Company's operations are located in the southeastern and mid-Atlantic states and each is managed separately along product lines. Operating results for the Company's business segments are as follows:


                                    Three Months Ended
                                        December 31

                                      2005       2004
                                      ----       ----
Net Sales, excluding freight
     Aggregates                    $ 84,487  $ 71,397
     Concrete products              195,110   157,613
     Cement and calcium              54,066    44,952
     Inter-segment sales            (35,829)  (28,622)
                                    -------   -------

Total Net Sales, excluding freight $297,834   245,340
                                    =======   =======
Operating Profit
     Aggregates                    $ 20,483  $ 18,825
     Concrete products               30,968    21,457
     Cement and calcium              14,833    10,729
     Corporate overhead              (4,535)   (4,064)
                                     ------    ------
Total Operating profit             $ 61,749  $ 46,947
                                     ======    ======


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